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Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated EntrePort Corporation 1999 Stock Option and Grant Plan, of our report dated February 14, 2001, with respect to the 2000 financial statements of EntrePort Corporation, included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




                                         /s/ ERNST & YOUNG LLP

San Diego, California
June 11, 2002